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                                                            EXHIBIT NO. 99.12(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-3 of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, Global Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account of my opinion dated April 20, 2000, appearing in Post-Effective Amendment No. 27 to the Money Market Variable Account's Registration Statement (File No. 2-79141), which was filed with the Securities and Exchange Commission on April 28, 2000.


                                         EDWARD M. SHEA
                                         --------------------------------------
                                         Edward M. Shea
                                          Assistant Vice President and Senior
                                              Counsel, Sun Life Assurance
                                              Company of Canada (U.S.)

Boston, Massachusetts
February 23, 2004